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                                                               EXHIBIT (99.2a)




                      CONSENT OF INDEPENDENT ACCOUNTANTS




To the Board of Directors
 Raytheon Company:


      We consent to the incorporation by reference in the Registration Statements of Raytheon Company on Form S-8 (File No. 33-5650, No. 33-10811, No. 33-21741, and No. 33-24695) of our report dated June 17, 1994 on our audits of the financial statements of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993, which report is included in this annual report on Form 11-K.

      We  also consent  to  the  reference  to  our  firm  under  the  caption
"Experts."


/s/  Coopers & Lybrand

      COOPERS & LYBRAND


Boston, Massachusetts
June 24, 1994